Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-67800, 333-50084, 333-33101, 333-00179, 333-68683, 333-19863, 333-82475, 333-70983, 333-119681 and 333-142843) of Service Corporation International of our report dated February 29, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Houston, Texas
March 3, 2008